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                                                                     Exhibit 4.5

                               ASHLAND COAL, INC.

                           THIRD AMENDMENT AGREEMENT

                                      Re:

                 Note Agreements Dated as of September 15, 1990

                         Providing for the issuance of

                   $100,000,000 original principal amount of
                   9.78% Senior Notes Due September 15, 2000

                                                                     Dated as of
                                                                January 26, 1995

To each of the Purchasers
listed on Schedule I hereto

Ladies and Gentlemen:

          Reference is made to (i) the separate Note Agreements each dated as of September 15, 1990, as amended by a First Amendment Agreement dated as of May 15, 1991, and a Second Amendment Agreement dated as of March 1, 1993 (the "Note Agreements"), between Ashland Coal, Inc., a Delaware corporation (the "Company"), and each of the Purchasers listed on Schedule I hereto and (ii) the $22,100,000 original principal amount of 8.92% Senior Notes due May 15, 1996 and the $52,900,000 original amount of 9.66% Senior Notes due May 15, 2006 issued pursuant to the Note Agreements (the "Notes"). Capitalized terms used herein and not otherwise defined shall have the same meanings as in the Note Agreements.

          For good and valuable consideration, the Company requests the amendment of certain provisions of the Note Agreements as hereinafter provided.

          Upon your execution hereof, this Third Amendment Agreement shall constitute a contract between us amending the Note Agreements, but only in respect hereinafter set forth:


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SECTION 1.     AMENDMENTS TO NOTE AGREEMENTS.

          1.1 The covenants in Sections 5.7 and 5.8 of the Note Agreements are hereby amended by deleting current Sections 5.6, 5.7 and 5.8 in their entirety and inserting in their place the following:

         "5.6 Cash Flow Ratio. The Company will maintain the Cash Flow Ratio during the four fiscal periods then most recently ended at not less than 2.0 to 1.

          5.7 Consolidated Adjusted Net Worth. The Company will at all times keep and maintain Consolidated Adjusted Net Worth at an amount not less than $285,000,000.

          5.8 Limitations on Current Debt and Funded Debt.

          (a) The Company will not, and will not permit any Restricted Subsidiary to create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except

               (1) Funded Debt evidenced by the Notes;

               (2) Funded Debt of the Company and its Restricted Subsidiaries outstanding as of September 15, 1990 and listed on Annex B to Exhibit B hereto;

               (3) unsecured Funded Debt of the Company and Funded Debt of the Company and its Restricted Subsidiaries secured by Liens permitted by ss.5.9 (g) or (h), provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Funded Debt shall not exceed 60% of Total Capitalization;

               (4) unsecured Current Debt of the Company and Construction Current Debt of the Company secured by liens permitted by ss.5.9 (g) and ss.5.9
(h), in each case, for money borrowed from banks, trust companies, insurance companies and similar institutions, provided that during the twelve-month period immediately preceding the date of any determination hereunder, there shall have been a period of 30 consecutive days during which the Company shall have reduced Current Debt to an amount not in excess of the amount of Funded Debt that could have been issued within the limitations of ss.5.8 (a)(3) above determined on the basis of the Company's most recent quarterly financial reports at the time available;

               (5) Current Debt or Funded Debt of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary;

               (6) Current Debt or Funded Debt of a Restricted Subsidiary in addition to that permitted by the foregoing clauses (2), (3) and (5); provided that at the time of issuance and after giving effect thereto and to the application of the proceeds thereof, Consolidated Funded Debt shall not exceed 60% of Total Capitalization and (ii) the aggregate amount of all Current


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Debt and Funded Debt of Restricted Subsidiaries owned to Persons other than the
Company and

its Wholly-owned Restricted Subsidiaries shall not exceed 20% of Consolidated Adjusted Net Worth; and

               (7) any extension, renewal or refunding of any Funded Debt securing any Lien permitted by the provisions of ss.5.9 (i), without increase in the principal amount of such Funded Debt.

           (b) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this ss.5.8 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary."

               1.2 The definition of "Cash Flow Ratio" in Section 8.1 of the Note Agreement is hereby amended by deleting the current Cash Flow Ratio definition and inserting in its place the following:

          "Cash Flow Ratio" shall mean, for any period the ratio of (A) the sum for such period of (i) Adjusted Net Income plus (ii) lease payments for property other than mineral and surface lease payments (to the extent deducted in determining Consolidated Net Income for such period) and (iii) Interest Charges (to the extent deducted in determining Consolidated Net Income) to (B) the sum for such period of (1) lease payments (other than mineral and surface lease payments), (2) Interest Charges, and (3) dividend payments on preferred stock not satisfying the requirements of Preferred Stock (other than dividend payments payable only at such times and in such amounts as shall be equal to the dividends payable upon the number of shares of the Company's common stock into which such preferred stock is convertible immediately prior to the applicable record date for such common stock dividend).

          The definition of "Long-Term Lease" in Section 8.1 of the Note Agreement is hereby amended by adding a proviso to the end of the current definition to exclude from the definition as used in Section 5.10 all types of mineral and surface leases and subleases as follows:

          "Long-Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years, provided that for purposes of Section 5.10, the term Long-Term Lease shall also exclude mineral and surface leases.

SECTION 2.   MISCELLANEOUS

          2.1 Except as amended herein, the terms and provisions of the Note Agreements are hereby ratified, confirmed and approved in all respect.

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          2.2 Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the "Note Agreements" or the "Note Agreements dated as of May 15, 1991" without making specific reference to this Amendment, but nevertheless all such references shall be deemed to include this Amendment unless the context shall require otherwise. On and after the effective date of this Amendment, prior to any sale, assignment, transfer, pledge or other disposition of any Notes, each holder shall either (i) add to such Notes an appropriate endorsement referring to this Third Amendment Agreement as binding on the parties hereto and upon any and all future holders of such Notes or (ii) at each holder's option, surrender such Notes for new notes of the same for and tenor as the Notes so surrendered but revised to contain express textual reference to this Third Amendment Agreement. All expenses for the preparation of such new notes and the exchange for such notes are to be borne by the Company.

          2.3 This Amendment and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants made by the Company herein shall survive the closing and the delivery of this Amendment.

          2.4 Each of the Note Agreements, as amended by this Amendment, constitutes the entire agreement between the Company and each of the Purchasers party hereto in connection with the subject matter of such Note Agreements and supersedes all prior and contemporaneous agreements and understandings in connection with such subject matter. No covenants or conditions not expressed in the Note Agreements, as amended by this Amendment, shall affect or be effective to interpret, change or restrict this Agreement. The Note Agreements, as amended by this Amendment, and this Amendment, shall be governed by and construed in accordance with New York law.

                                ASHLAND COAL, INC.

                                By   /s/ Marc R. Solochek
                                   ----------------------
                                Its   Sr. V.P. & CFO
                                    ---------------------


    4,000,000                      THE  EQUITABLE LIFE ASSURANCE
                                   SOCIETY OF THE UNITED STATES

                                   By  /s/ Ina Lane
                                      ------------------------------------------
                                     Its   Investment Officer
                                         ---------------------------------------

    5,000,000                      AID ASSOCIATION FOR LUTHERANS

                                   By  /s/Alan D. Onstad  /s/ James Abitz
                                      ------------------------------------------
                                     Its  Asst. V.P. Securities  V.P. Securities
                                         ---------------------------------------

Ashland Coal, Inc.                             Note Agreement

    7,000,000                          THE VARIABLE ANNUITY LIFE
                                        INSURANCE COMPANY

                                       By /s/ Julia S. Tucker
                                          --------------------------------------
                                         Its Investment Officer
                                             -----------------------------------

    5,000,000                          AMERICAN UNITED LIFE
                                        INSURANCE COMPANY

                                       By /s/ Christopher D. Palelke
                                          --------------------------------------
                                         Its   Vice President
                                             -----------------------------------

   15,000,000                          GREAT-WEST LIFE & ANNUITY
                                        INSURANCE COMPANY

                                       By /s/ James G. Lowery
                                          --------------------------------------

                                         Its Asst.VPPrivate Placement Investment
                                             -----------------------------------
                                       By /s/ E.A. Marr
                                          --------------------------------------
                                         Its Asst.VPPrivate Placement Investment
                                             -----------------------------------

    2,000,000                          GUARANTEE MUTUAL LIFE
                                        INSURANCE COMPANY

                                       By /s/ Steven A. Scanlar
                                          --------------------------------------
                                         Its Senior Investment Officer
                                             -----------------------------------

    4,750,000                          IDS LIFE INSURANCE COMPANY OF
                                        NEW YORK

                                       By /s/ Lorraine R. Hart
                                          --------------------------------------
                                         Its V.P. Insurance Investments
                                             -----------------------------------

     2,250,000                         AMERICAN ENTERPRISE LIFE
                                        INSURANCE COMPANY

                                       By /s/ Lorraine R. Hart
                                          --------------------------------------
                                         Its V.P. Insurance Investments
                                             -----------------------------------

Ashland Coal, Inc.                             Note Agreement

      3,000,000                        FEDERAL KEMPER LIFE ASSURANCE
                                        COMPANY

                                       By /s/ H.E.Guenther      /s/F.Collecchia
                                          --------------------------------------
                                        Its Auth. Signatory       Auth.Signatory
                                            ------------------------------------

      7,000,000                        KEMPER INVESTORS LIFE
                                        INSURANCE  COMPANY

                                       By /s/ H.E.Guenther      /s/F.Collecchia
                                          --------------------------------------
                                        Its Auth. Signatory       Auth.Signatory
                                            ------------------------------------

      7,000,000                        THE MINNESOTA MUTUAL LIFE
                                        INSURANCE COMPANY

                                       By /s/ Gary MdeLambert
                                          --------------------------------------
                                        Its Second V.P.
                                            ------------------------------------

      2,500,000                        MUTUAL OF OMAHA INSURANCE
                                        COMPANY

                                       By /s/ M.G.Echtenkamp
                                          --------------------------------------
                                        Its Second V.P.
                                            ------------------------------------

      1,000,000                        COMPANION LIFE INSURANCE
                                        COMPANY

                                       By /s/ Richard A. Witt
                                          --------------------------------------
                                        Its Sr. V.P. & Asst. Treasurer
                                            ------------------------------------

                                       By /s/ M.G. Echtenkamp
                                          --------------------------------------
                                        Its Sr. V.P. & Asst. Treasurer
                                            ------------------------------------

Ashland Coal, Inc.                             Note Agreement

   5,000,000                           THE OHIO NATIONAL LIFE
                                        INSURANCE COMPANY

                                       By /s/ Michael A. Boedeker
                                          --------------------------------------
                                        Its V.P. Fixed Income Securities
                                            ------------------------------------

   7,000,000                           ALLSTATE LIFE INSURANCE
                                        COMPANY

                                       By /s/ Gary W. Fridley
                                          --------------------------------------
                                          /s/ Patricia W. Wilson
                                          --------------------------------------
                                        Its V. President.
                                            ------------------------------------
                                            Asst. V. President


   3,000,000                           ATWELL & COMPANY

                                       By /s/ Ronn Cornellus
                                          --------------------------------------
                                        Its Asst. V.P.
                                            ------------------------------------

   3,000,000                           INCE & CO.

                                       By /s/ H.Von Sospe
                                          --------------------------------------
                                        Its A Partner
                                            ------------------------------------

   8,000,000                           MASSACHUSETTS MUTUAL LIFE
                                        INSURANCE COMPANY

                                       By /s/ Michael L. Klofas
                                          --------------------------------------
                                        Its Senior V.President
                                            ------------------------------------

   8,000,000                           UNITED OF OMAHA LIFE
                                        INSURANCE COMPANY

                                       By /s/ M.G.Echtenkamp
                                          --------------------------------------
                                        Its Second V.President
                                            ------------------------------------
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Ashland Coal, Inc.                             Note Agreement

     500,000                           UNITED WORLD LIFE
                                        INSURANCE COMPANY

                                       By /s/ M.G.Echtenkamp
                                          --------------------------------------
                                        Its Second V.President
                                            ------------------------------------